UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On March 10, 2014, Cloud Peak Energy Inc. issued a press release which announced that its wholly-owned subsidiary Cloud Peak Energy Resources LLC (the “Company”) had received, as of 5:00 p.m., New York City time, on March 10, 2014, tenders and consents from holders of approximately $278.4 million in aggregate principal amount, or approximately 92.81%, of the outstanding 8.250% Senior Notes due 2017 (the “Notes”) of the Company and its wholly-owned subsidiary Cloud Peak Energy Finance Corp. in connection with the previously announced cash tender offer and consent solicitation for the Notes, which commenced on February 25, 2014.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit
99.1*	Press release dated March 10, 2014 “Cloud Peak Energy Announces Successful Results of the Tender Offer for its Outstanding 8.250% Senior Notes due 2017.”

*                 Furnished herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: March 10, 2014

	By:	/s/ Bryan J. Pechersky
		Name:	Bryan J. Pechersky
		Title:	Senior Vice President, General Counsel and Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: March 10, 2014

	By:	/s/ Bryan J. Pechersky
		Name:	Bryan J. Pechersky
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Exhibit
99.1*	Press release dated March 10, 2014 “Cloud Peak Energy Announces Successful Results of the Tender Offer for its Outstanding 8.250% Senior Notes due 2017.”

*                 Furnished herewith

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